UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported 10/31/2004)

                           FSPS Inc.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
----------------------------      ----------------   -------------------
(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  4255 South Bannock St., Englewood CO. 80110
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               (Address of principal executive offices)


                          (866) 932-2628
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                   (Issuer's telephone number)


                         Not Applicable
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    (Former name or former address, if changed since last report)

                     All Correspondence to:

                          FSPS, Inc.
                  4255 South Bannock St.
                      Englewood, CO. 80110




Item 1.   Entry into a Material Definitive Agreement.

          Not Applicable


Item 2.   Acquisition or Disposition of Assets.

          Not Applicable


Item 3. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

          Not Applicable


Item 4.01      Changes in Registrant's Certifying Accountant.


(a) On December 8th, 2004, our Board of Directors was informed by our Audit Committee, that our accountant was not a registered certified public accountant as required by Sarbanes Oxley Act 2002 for the auditing of public companies. The Audit Committee therefore unanimously agreed to replace Carl S. Sanko CPA as the Company's Independent Public Accounting Firm effective immediately. Carl S. Sanko later delivered, via facsimile, a letter confirming the cessation of the client-auditor relationship between the Company and Carl S. Sanko CPA. The Board of Directors immediately engaged Jonathan P. Reuben CPA, as our independent certifying accountant for the preparation of an ammended 10-k for the year ended March 31st, 2004, and for future auditing purposes, effective December 8th, 2004.


(b) Carl S. Sanko CPA was notified of his dismissal on December 9th, 2004.


(c) We have requested Carl S. Sanko CPA to furnish a letter addressed to the Securities and Exchange Commission stating whether he agrees with the above statements. A copy of the letter is attached as Exhibit 1a to this report.

(d) An ammended 10-k is currently being prepared and will be filed by the company as soon as it is made available by its new registered certifying public accountant, Jonathan P. Reuben CPA.



Item 5.01   Change in Control of Registrant.

          (a) On October 31st, 2004, Mr. Dennis Schlagel died. Mr. Schlagel was a director of Registrant and, by reason of his ownership of all of the outstanding stock of Web Consultants, a control party of registrant. (Web Consultants owned, enough stock of registrant to cause it to be a control party of Registrant. Since Mr. Schlagel personally owned the stock of Web Consultant's, Mr. Schlagel was a control party of registrant.) Mr. Schlagel's death caused a vacancy on the Board of Directors of Registrant.

Mr. Hector Beltran took over Mr. Schlagel's ownership of all of the outstanding stock of Web Consultants and thus became a control party of registrant. Mr. Beltran was appointed to the Board of Registrant to fill the vacancy created by Mr. Schlagel's death.



Table 1.  Control of Registrant as of November 12th, 2004


			Number of Shares	Number of Voting Rights Percentage of then
Name			Of Common Stock	of Series A(3)&B(4) Preferred Stock Total Voting Rights

Hector Beltran		662,740 (1)		none           			7.8%
  (Director)

Blair J. Merriam	3,019,000 (2)(3)(4)	1,250,000			35.6%
  (Director)

Daniel W. Thornton	  862,500		none			        10.2%
 (Director and Secretary)


Outstanding Common Stock as of November 12th, 2004            8,475,211 shares

Total Percentage of then
  Total Voting Rights								53.6%

(1) 662,740 shares of common stock was issued to Web Consultants, Inc., which company is wholly owned by Mr. Beltran.

(2) Does not include 1,340,000 shares of common stock which Mr. Merriam may acquire should he exercise certain options granted to him covering said number of shares. Does not include 180,000 shares of common stock which may be acquired by Beltropic Inc., a company wholly owned by Mr. Merriam, should Beltropic, Inc. exercise the options held by it.

(3) There are 60,000 shares of Series A Preferred Stock outstanding. One Preferred Series A share converts to 100 shares of common stock, however these shares are then reverse split 10 for 1, per the reverse split of common stock approved by the shareholders on March 12th, 2002, so that the net effect is a conversion to 600,000 shares of common stock (and voting rights), of which Mr. Merriam owns 25,000 Series A Preferred shares, equivalent to 250,000 votes post conversion.

(4) There are 20,000 shares of Series B Preferred Stock outstanding. One Preferred Series B share converts to 100 shares of common stock. Mr. Merriam owns 10,000 shares of Series B Preferred Stock, with a conversion to 1,000,000 shares of common stock (and voting rights).


Item 7.01  Regulation FD Disclosure

         Not Applicable


Item 8.01  Other Events

         Not Applicable


Item 9.01  EXHIBITS:

Exhibit 1a


Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549


Ladies and Gentlemen:


I have read the statements of Federal Securities Protection Services, Inc. pertaining to my firm included under Item 4.01 of Form 8-K dated December 16, 2004 and agree with such statements as they pertain to my firm.
I have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,


/s/ Carl S. Sanko CPA

Carl S. Sanko CPA




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FSPS Inc.


                              /s/Blair Merriam
                              ----------------------------------
                              Blair Merriam,
                              Chairman & Chief Executive Officer